Exhibit 99.1
NEWS RELEASE

CONTACT:

Bob Lougee
800-611-8488
Bob.Lougee@spok.com

Spok Reports Second Quarter Operating Results;
Board Declares Regular Quarterly Dividend

Software Bookings Set Record, Backlog Nears Record High;
Wireless Trends Improve; Balance Sheet Remains Strong
SPRINGFIELD, Va. (July 30, 2014) - Spok Holdings, Inc. (NASDAQ: SPOK), formerly USA Mobility, Inc., a global leader in critical communications, today announced operating results for the second quarter ended June 30, 2014. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on September 10, 2014 to stockholders of record on August 19, 2014.
Consolidated revenue for the second quarter was $49.1 million, compared to $52.3 million in the second quarter of 2013. Software revenue was $15.6 million versus $14.5 million in the year-earlier quarter. Wireless revenue was $33.5 million in the second quarter, compared to $37.8 million in the second quarter of 2013.
Second quarter EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) totaled $11.7 million, or 23.9 percent of revenue, compared to $15.7 million, or 30.1 percent of revenue, in the year-earlier quarter.
Net income for the second quarter was $4.3 million, or $0.19 per fully diluted share, compared to $6.8 million, or $0.31 per fully diluted share, in the second quarter of 2013.
Key results and highlights for the second quarter included:

•	Bookings for the second quarter increased to $19.0 million from $15.6 million in the year-earlier quarter, achieving a record high.

•	Backlog totaled $40.2 million at June 30, 2014, compared to $39.6 million a year earlier.

•
Of the $15.6 million in second quarter Software revenue, $8.1 million was operations revenue and $7.5 million was maintenance revenue, compared to $7.6 million and $6.9 million, respectively, of the $14.5 million in Software revenue for second quarter of 2013.

•	The renewal rate for software maintenance in the second quarter was 99.5 percent.

Spok.com

•
The quarterly rate of Wireless revenue erosion improved to 2.4 percent from 2.6 percent in the second quarter of 2013, while the annual rate of revenue erosion improved to 11.3 percent from 11.7 percent in the year-earlier quarter.

•
Net paging unit losses were 28,000 in the second quarter versus 35,000 in the second quarter of 2013. The quarterly rate of unit erosion improved to 2.1 percent versus 2.4 percent a year earlier. Units in service at June 30, 2014 totaled 1,299,000, compared to 1,445,000 a year earlier.

•	Total paging ARPU (average revenue per unit) was $7.98 in the second quarter, compared to $8.22 in the year-earlier quarter.

•	Operating expenses (excluding depreciation, amortization and accretion) totaled $37.4 million in the second quarter, compared to $36.5 million in the year-earlier quarter.

•	Capital expenses were $2.4 million, compared to $2.9 million in the second quarter of 2013.

•	The number of full-time equivalent employees at June 30, 2014 totaled 615, compared to 659 at June 30, 2013.

•	Dividends paid to stockholders totaled $2.7 million in the second quarter.

•	The Company’s cash balance at June 30, 2014 was $97.0 million.
Vincent D. Kelly, president and chief executive officer, said: “The Company continued to make excellent progress during the quarter. We achieved or exceeded our expectations on nearly all performance measures and continued the positive momentum we established in recent quarters. Software revenue increased from the year-earlier quarter, bookings reached an all-time high, and our backlog remained near-record levels at mid-year. In addition, we met our goals for Wireless revenue, gross pager placements, and unit churn. At the same time, we continued to operate profitably, expand our market reach and product offerings, strengthen our balance sheet, and generate sufficient cash flow to again return capital to stockholders in the form of cash dividends.”
Kelly added: “We also announced our new corporate name - Spok, (pronounced “spoke”) - in early July as part of a rebranding initiative that we believe better reflects our evolving identity as a global leader in critical communications. Our new corporate identity under the brand Spok represents a fresh start for our organization after completing the consolidation of our Software and Wireless operations earlier this year. While we realize a brand strategy evolves over time, we are pleased with the positive response we’ve received to the name change from inside and outside the Company.”
Commenting on Software revenue, Kelly said: “Compared to the second quarter of 2013, operations revenue grew 6.5 percent, maintenance revenue increased 8.4 percent, and total Software revenue of $15.6 million was up 7.4 percent. The increase in operations revenue primarily reflected growing deliveries of software, hardware and

Spok.com

professional services while higher maintenance revenue reflected our continued renewal rates in excess of 99 percent.”
Kelly also noted that record high bookings for the second quarter included sales to both new and existing customers. “Demand was particularly strong for upgrades and installations of call center solutions, with one large health system, for example, adding new applications for its solutions suite to increase patient safety, improve nursing workflows and enhance overall operational efficiencies. Customer demand also remained strong for such software solutions as critical smartphone communications, secure texting, emergency management, and clinical alerting. Beyond healthcare, the public safety sector also showed solid growth with 19 new contracts signed during the quarter.”
Overall, Kelly added, “Software sales continued to be strongest in North America. However, our sales team also recorded an increasing number of contracts with international customers while continuing to build a solid pipeline of new business leads throughout both national and international markets.”
Spok’s Wireless sales efforts during the quarter continued to focus primarily on the core market segments of Healthcare, Government and Large Enterprise. “These core segments represented approximately 93.0 percent of our direct subscriber base and 89.7 percent of our direct paging revenue at the end of the quarter,” Kelly said. “Healthcare comprised 76.2 percent of our direct subscriber base at June 30 and continued to be our best performing market segment with the highest rate of gross placements (4.5 percent) and lowest level of unit disconnects (0.8 percent). Although competition remains strong for all Wireless services, we are pleased the vast majority of our customers continue to recognize the reliability and cost advantages of paging for their critical messaging needs.”
Kelly also noted that Spok’s Software and Wireless sales representatives continued to collaborate on numerous sales initiatives during the second quarter, resulting in 11 new cross-selling accounts.
Shawn E. Endsley, chief financial officer, said second quarter results were largely in line with the Company’s expectations. “Strong revenue from both Wireless and Software, along with continued expense management, enabled us to maintain solid operating cash flow, EBITDA and operating margins,” he noted. “In addition, we again improved our balance sheet, recording a cash balance of $97 million at June 30. While we continue to operate as a debt-free company, we still have approximately $40 million in available borrowing capacity through our existing credit facility for investment opportunities.”
Endsley added that the Company is maintaining its previously announced financial guidance for 2014, which projects total revenue to range from $183 million to $201 million, operating expenses (excluding depreciation,

Spok.com

amortization and accretion) to range from $147 million to $156 million, and capital expenses to range from $7 million to $9 million.
* * * * * * * * *
Spok plans to host a conference call for investors on its second quarter operating results at 10:00 a.m. Eastern Time on Thursday, July 31, 2014. Dial-in numbers for the call are 719-325-2402 or 888-430-8691. The pass code for the call is 6085888. A replay of the call will be available from 12:30 p.m. ET on July 31 until 12:30 p.m. on Thursday, August 14. Replay numbers are 719-457-0820 or 888-203-1112. The pass code for the replay is 6085888.
* * * * * * * * *
About Spok
Spok Holdings, Inc., headquartered in Springfield, Va., is proud to be a leader in critical communications for healthcare, government, public safety, and other industries. We deliver smart, reliable solutions to help protect the health, well-being, and safety of people around the globe. More than 125,000 organizations worldwide rely on Spok for workflow improvement, secure texting, paging services, contact center optimization, and public safety response. When communications matter, Spok delivers. Visit us at spok.com or find us on Twitter @Spoktweets.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, competition from other software providers, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.
Tables to Follow

Spok.com

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the six months ended
	6/30/2014	6/30/2013	6/30/2014	6/30/2013
Revenue:
Wireless	$33,518	$37,771	$67,869	$76,550
Software	15,576	14,497	31,344	28,848
Total revenue	49,094	52,268	99,213	105,398
Operating expenses:
Cost of revenue	7,180	6,961	13,985	13,628
Service, rental and maintenance	11,420	12,018	23,212	24,209
Selling and marketing	7,780	6,538	15,026	12,932
General and administrative	10,990	11,022	23,125	23,353
Severance and restructuring	4	2	24	2
Depreciation, amortization and accretion	4,352	3,822	8,381	7,629
Total operating expenses	41,726	40,363	83,753	81,753
% of total revenue	85.0%	77.2%	84.4%	77.6%
Operating income	7,368	11,905	15,460	23,645
% of total revenue	15.0%	22.8%	15.6%	22.4%
Interest expense, net	(64)	(64)	(131)	(128)
Other (expense) income, net	(194)	(75)	(178)	6
Income before income tax expense	7,110	11,766	15,151	23,523
Income tax expense	(2,819)	(4,938)	(5,970)	(9,770)
Net income	$4,291	$6,828	$9,181	$13,753
Basic net income per common share	$0.20	$0.32	$0.42	$0.63
Diluted net income per common share	$0.19	$0.31	$0.42	$0.63
Basic weighted average common shares outstanding	21,642,163	21,644,281	21,640,191	21,666,096
Diluted weighted average common shares outstanding	22,099,791	21,827,149	22,073,254	21,921,742
Reconciliation of operating income to EBITDA (b):
Operating income	$7,368	$11,905	$15,460	$23,645
Add back: depreciation, amortization and accretion	4,352	3,822	8,381	7,629
EBITDA	$11,720	$15,727	$23,841	$31,274
% of total revenue	23.9%	30.1%	24.0%	29.7%
Key statistics:
Units in service	1,299	1,445	1,299	1,445
Average revenue per unit (ARPU)	$7.98	$8.22	$8.02	$8.24
Bookings	$18,959	$15,626	$35,880	$29,879
Backlog	$40,182	$39,576	$40,182	$39,576

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Revenue:
Wireless	$33,518	$34,351	$35,831	$37,067	$37,771	$38,779
Software	15,576	15,768	18,854	12,602	14,497	14,351
Total revenue	49,094	50,119	54,685	49,669	52,268	53,130
Operating expenses:
Cost of revenue	7,180	6,805	7,500	6,787	6,961	6,667
Service, rental and maintenance	11,420	11,792	11,442	11,820	12,018	12,191
Selling and marketing	7,780	7,246	7,297	6,388	6,538	6,394
General and administrative	10,990	12,135	11,470	11,282	11,022	12,331
Severance and restructuring	4	20	981	—	2	—
Depreciation, amortization and accretion	4,352	4,029	3,680	3,858	3,822	3,807
Total operating expenses	41,726	42,027	42,370	40,135	40,363	41,390
% of total revenue	85.0%	83.9%	77.5%	80.8%	77.2%	77.9%
Operating income	7,368	8,092	12,315	9,534	11,905	11,740
% of total revenue	15.0%	16.1%	22.5%	19.2%	22.8%	22.1%
Interest expense, net	(64)	(67)	(64)	(68)	(64)	(64)
Other (expense) income, net	(194)	16	15	84	(75)	81
Income before income tax expense	7,110	8,041	12,266	9,550	11,766	11,757
Income tax expense	(2,819)	(3,151)	(4,251)	(3,788)	(4,938)	(4,832)
Net income	$4,291	$4,890	$8,015	$5,762	$6,828	$6,925
Basic net income per common share	$0.2	$0.23	$0.37	$0.27	$0.32	$0.32
Diluted net income per common share	$0.19	$0.22	$0.36	$0.26	$0.31	$0.32
Basic weighted average common shares outstanding	21,642,163	21,638,198	21,633,706	21,629,289	21,644,281	21,688,153
Diluted weighted average common shares outstanding	22,099,791	22,037,796	21,969,756	21,919,238	21,827,149	21,904,862
Reconciliation of operating income to EBITDA (b):
Operating income	$7,368	$8,092	$12,315	$9,534	$11,905	$11,740
Add back: depreciation, amortization and accretion	4,352	4,029	3,680	3,858	3,822	3,807
EBITDA	$11,720	$12,121	$15,995	$13,392	$15,727	$15,547
% of total revenue	23.9%	24.2%	29.2%	27.0%	30.1%	29.3%
Key statistics:
Units in service	1,299	1,327	1,376	1,408	1,445	1,480
Average revenue per unit (ARPU)	$7.98	$8.11	$8.15	$8.22	$8.22	$8.25
Bookings	$18,959	$16,921	$16,271	$17,302	$15,626	$14,253
Backlog	$40,182	$41,396	$40,211	$43,831	$39,576	$40,183

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	6/30/2014	12/31/2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$97,035	$89,075
Accounts receivable, net	22,964	18,084
Prepaid expenses and other	6,681	7,399
Inventory	2,070	2,221
Deferred income tax assets, net	3,389	3,389
Total current assets	132,139	120,168
Property and equipment, net	20,936	21,122
Goodwill	133,031	133,031
Other intangible assets, net	22,653	25,368
Deferred income tax assets, net	20,542	25,494
Other assets	1,586	1,715
Total assets	$330,887	$326,898
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$9,796	$9,885
Accrued compensation and benefits	11,287	13,919
Deferred revenue	24,571	23,023
Total current liabilities	45,654	46,827
Deferred revenue	645	862
Other long-term liabilities	9,231	9,259
Total liabilities	55,530	56,948
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	128,988	127,264
Retained earnings	146,367	142,684
Total stockholders' equity	275,357	269,950
Total liabilities and stockholders' equity	$330,887	$326,898

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the six months ended
	6/30/2014	6/30/2013
Cash flows from operating activities:
Net income	$9,181	$13,753
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	8,381	7,629
Amortization of deferred financing costs	129	129
Deferred income tax expense	4,952	8,849
Amortization of stock based compensation	1,710	1,254
Provisions for doubtful accounts, service credits and other	597	833
Adjustments of non-cash transaction taxes	(229)	(251)
Loss on disposals of property and equipment	3	167
Changes in assets and liabilities:
Accounts receivable	(5,478)	2,812
Prepaid expenses and other assets	850	(367)
Accounts payable, accrued liabilities and accrued compensation and benefits	(3,076)	(7,578)
Customer deposits and deferred revenue	1,331	(4,088)
Net cash provided by operating activities	18,351	23,142
Cash flows from investing activities:
Purchases of property and equipment	(5,036)	(5,268)
Proceeds from disposals of property and equipment	59	9
Net cash used in investing activities	(4,977)	(5,259)
Cash flows from financing activities:
Cash dividends to stockholders	(5,414)	(6,900)
Net cash used in financing activities	(5,414)	(6,900)
Net increase in cash and cash equivalents	7,960	10,983
Cash and cash equivalents, beginning of period	89,075	61,046
Cash and cash equivalents, end of period	$97,035	$72,029
Supplemental disclosure:
Interest paid	$3	$6
Income taxes paid	$884	$831

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Cost of revenue
Payroll and related	$3,827	$3,959	$3,609	$3,744	$3,743	$3,709
Cost of sales	2,232	1,917	2,726	1,992	2,133	1,890
Stock based compensation	81	81	74	64	49	49
Other	1,040	848	1,091	987	1,036	1,019
Total cost of revenue	7,180	6,805	7,500	6,787	6,961	6,667
Service, rental and maintenance
Site rent	3,981	4,015	3,972	4,142	4,237	4,235
Telecommunications	1,669	1,736	1,751	1,832	1,885	1,889
Payroll and related	4,434	4,594	4,296	4,577	4,589	4,698
Stock based compensation	(17)	39	32	59	20	20
Other	1,353	1,408	1,391	1,210	1,287	1,349
Total service, rental and maintenance	11,420	11,792	11,442	11,820	12,018	12,191
Selling and marketing
Payroll and related	4,099	4,098	3,717	3,917	3,919	3,840
Commissions	2,087	1,952	2,162	1,310	1,519	1,387
Stock based compensation	131	131	(24)	122	119	119
Other	1,463	1,065	1,442	1,039	981	1,048
Total selling and marketing	7,780	7,246	7,297	6,388	6,538	6,394
General and administrative
Payroll and related	4,440	4,796	4,802	4,696	5,074	5,414
Stock based compensation	429	835	763	701	440	438
Bad debt	134	86	262	274	265	275
Facility rent	899	922	719	883	839	844
Telecommunications	399	395	420	388	343	375
Outside services	1,719	1,762	1,811	1,927	1,606	2,560
Taxes, licenses and permits	1,383	1,064	1,358	1,106	1,166	1,233
Other	1,587	2,275	1,335	1,307	1,289	1,192
Total general and administrative	10,990	12,135	11,470	11,282	11,022	12,331
Severance and restructuring	4	20	981	—	2	—
Depreciation, amortization and accretion	4,352	4,029	3,680	3,858	3,822	3,807
Operating expenses	$41,726	$42,027	$42,370	$40,135	$40,363	$41,390
Capital expenditures	$2,393	$2,643	$2,636	$2,504	$2,927	$2,341

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Paging units in service
Beginning units in service
Direct one-way	1,200	1,246	1,275	1,307	1,324	1,346
Direct two-way	69	69	70	73	73	75
Total direct	1,269	1,315	1,345	1,380	1,397	1,421
Indirect one-way	30	34	35	36	38	48
Indirect two-way	28	27	28	29	45	46
Total indirect	58	61	63	65	83	94
Total beginning units in service	1,327	1,376	1,408	1,445	1,480	1,515
Gross placements
Direct one-way	48	34	32	40	49	39
Direct two-way	2	4	3	3	5	3
Total direct	50	38	35	43	54	42
Indirect one-way	1	—	1	1	1	1
Indirect two-way	—	1	—	—	—	—
Total indirect	1	1	1	1	1	1
Total gross placements	51	39	36	44	55	43
Gross disconnects
Direct one-way	(69)	(80)	(61)	(72)	(66)	(61)
Direct two-way	(7)	(4)	(4)	(6)	(5)	(5)
Total direct	(76)	(84)	(65)	(78)	(71)	(66)
Indirect one-way	(2)	(4)	(2)	(2)	(3)	(11)
Indirect two-way	(1)	—	(1)	(1)	(16)	(1)
Total indirect	(3)	(4)	(3)	(3)	(19)	(12)
Total gross disconnects	(79)	(88)	(68)	(81)	(90)	(78)
Net loss
Direct one-way	(21)	(46)	(29)	(32)	(17)	(22)
Direct two-way	(5)	—	(1)	(3)	—	(2)
Total direct	(26)	(46)	(30)	(35)	(17)	(24)
Indirect one-way	(1)	(4)	(1)	(1)	(2)	(10)
Indirect two-way	(1)	1	(1)	(1)	(16)	(1)
Total indirect	(2)	(3)	(2)	(2)	(18)	(11)
Total net change	(28)	(49)	(32)	(37)	(35)	(35)
Ending units in service
Direct one-way	1,179	1,200	1,246	1,275	1,307	1,324
Direct two-way	64	69	69	70	73	73
Total direct	1,243	1,269	1,315	1,345	1,380	1,397
Indirect one-way	29	30	34	35	36	38
Indirect two-way	27	28	27	28	29	45
Total indirect	56	58	61	63	65	83
Total ending units in service	1,299	1,327	1,376	1,408	1,445	1,480

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(Unaudited)

	For the three months ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Paging ARPU
Direct one-way	$7.48	$7.59	$7.60	$7.64	$7.67	$7.73
Direct two-way	18.21	18.91	19.43	19.93	19.95	20.41
Total direct	8.06	8.19	8.23	8.29	8.33	8.40
Indirect one-way	8.18	8.22	8.68	8.90	8.97	8.22
Indirect two-way	4.45	4.32	3.97	3.97	3.89	3.76
Total indirect	6.39	6.37	6.47	6.57	6.31	5.85
Total one-way	7.50	7.60	7.63	7.68	7.71	7.74
Total two-way	14.22	14.70	14.90	15.20	14.40	13.96
Total paging ARPU	$7.98	$8.11	$8.15	$8.22	$8.22	$8.25
Gross disconnect rate (b)
Direct one-way	(5.7)%	(6.4)%	(4.7)%	(5.6)%	(5.0)%	(4.6)%
Direct two-way	(10.5)%	(5.6)%	(6.4)%	(7.9)%	(6.7)%	(6.6)%
Total direct	(6.0)%	(6.4)%	(4.8)%	(5.7)%	(5.1)%	(4.7)%
Indirect one-way	(6.8)%	(8.2)%	(6.1)%	(6.3)%	(7.4)%	(23.6)%
Indirect two-way	(2.7)%	(2.3)%	(5.7)%	(4.8)%	(34.0)%	(1.6)%
Total indirect	(4.8)%	(5.5)%	(5.9)%	(5.6)%	(22.3)%	(12.5)%
Total one-way	(5.8)%	(6.5)%	(4.8)%	(5.6)%	(5.1)%	(5.2)%
Total two-way	(8.3)%	(4.7)%	(6.2)%	(7.0)%	(17.3)%	(4.7)%
Total paging gross disconnect rate	(5.9)%	(6.3)%	(4.9)%	(5.7)%	(6.1)%	(5.2)%
Net loss rate (c)
Direct one-way	(1.9)%	(3.7)%	(2.1)%	(2.5)%	(1.3)%	(1.7)%
Direct two-way	(4.5)%	(0.6)%	(2.2)%	(3.6)%	(0.4)%	(1.9)%
Total direct	(2)%	(3.5)%	(2.1)%	(2.5)%	(1.3)%	(1.7)%
Indirect one-way	(4.8)%	(6.3)%	(3.9)%	(3.3)%	(4.7)%	(21.8)%
Indirect two-way	(2.2)%	(1.9)%	(4.9)%	(4.1)%	(33.7)%	(1.3)%
Total indirect	(3.5)%	(4.2)%	(4.4)%	(3.6)%	(21.0)%	(11.5)%
Total one-way	(2)%	(3.7)%	(2.2)%	(2.5)%	(1.4)%	(2.4)%
Total two-way	(3.8)%	(1.0)%	(3.0)%	(3.8)%	(13.3)%	(1.6)%
Total paging net loss rate	(2.1)%	(3.5)%	(2.2)%	(2.6)%	(2.4)%	(2.3)%

(a) Slight variations in totals are due to rounding.
(b) Gross disconnect rate is current period disconnected units divided by prior period ending units in service.
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

SPOK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)
(Unaudited)

	For the three months ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Gross placement rate (b)
Healthcare	4.5%	3.1%	2.9%	3.3%	4.5%	3.4%
Government	2.6%	1.9%	1.5%	1.7%	2.3%	1.6%
Large enterprise	2.0%	2.9%	3.0%	4.3%	2.4%	2.1%
Other	2.2%	2.1%	1.7%	2%	1.5%	1.8%
Total direct	4.0%	2.9%	2.7%	3.1%	3.8%	3.0%
Total indirect	1.3%	1.2%	1.5%	1.9%	1.4%	1.0%
Total	3.9%	2.8%	2.7%	3.1%	3.7%	2.9%
Gross disconnect rate (b)
Healthcare	(5.3)%	(6.5)%	(4.5)%	(5.2)%	(4.4)%	(3.9)%
Government	(7.6)%	(5.6)%	(4.7)%	(7.9)%	(7.1)%	(5.9)%
Large enterprise	(8.9)%	(5.4)%	(6.4)%	(6.0)%	(6.7)%	(7.0)%
Other	(7.7)%	(6.5)%	(6.5)%	(6.5)%	(7.4)%	(7.3)%
Total direct	(6.0)%	(6.4)%	(4.8)%	(5.7)%	(5.1)%	(4.7)%
Total indirect	(4.8)%	(5.5)%	(5.9)%	(5.6)%	(22.3)%	(12.5)%
Total	(5.9)%	(6.3)%	(4.9)%	(5.7)%	(6.1)%	(5.2)%
Net loss rate (b)
Healthcare	(0.8)%	(3.5)%	(1.5)%	(1.9)%	—%	(0.5)%
Government	(5.0)%	(3.6)%	(3.2)%	(6.3)%	(4.6)%	(4.3)%
Large enterprise	(6.9)%	(2.5)%	(3.3)%	(1.6)%	(4.2)%	(4.9)%
Other	(5.5)%	(4.4)%	(4.8)%	(4.5)%	(5.9)%	(5.5)%
Total direct	(2.0)%	(3.5)%	(2.1)%	(2.5)%	(1.3)%	(1.7)%
Total indirect	(3.5)%	(4.2)%	(4.4)%	(3.6)%	(21.0)%	(11.5)%
Total	(2.1)%	(3.5)%	(2.2)%	(2.6)%	(2.4)%	(2.3)%
End of period units in service % of total (b)
Healthcare	73.0%	72.0%	71.9%	71.4%	70.9%	68.4%
Government	8.3%	8.6%	8.6%	8.8%	9.1%	10.1%
Large enterprise	7.8%	8.2%	8.1%	8.2%	8.1%	8.3%
Other	6.6%	6.8%	7.0%	7.1%	7.3%	7.6%
Total direct	95.7%	95.6%	95.6%	95.5%	95.4%	94.4%
Total indirect	4.3%	4.4%	4.4%	4.5%	4.6%	5.6%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(a) Slight variations in totals are due to rounding.
(b) Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

SPOK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION - DIRECT PAGING UNITS IN SERVICE AND
CELLULAR ACTIVATIONS (a)
(Unaudited)

	For the three months ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Account size ending units in service (000's)
1 to 3 units	39	41	43	45	47	49
4 to 10 units	23	24	25	26	28	29
11 to 50 units	56	57	61	64	67	71
51 to 100 units	38	41	42	43	45	47
101 to 1,000 units	275	282	287	293	305	321
>1,000 units	812	824	857	874	888	880
Total	1,243	1,269	1,315	1,345	1,380	1,397
End of period units in service % of total direct
1 to 3 units	3.1%	3.2%	3.2%	3.3%	3.4%	3.5%
4 to 10 units	1.8%	1.9%	1.9%	2.0%	2.0%	2.1%
11 to 50 units	4.5%	4.5%	4.6%	4.8%	4.8%	5.1%
51 to 100 units	3.1%	3.2%	3.2%	3.2%	3.2%	3.4%
101 to 1,000 units	22.1%	22.3%	21.9%	21.8%	22.1%	23.0%
>1,000 units	65.4%	64.9%	65.2%	64.9%	64.5%	62.9%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size net loss rate
1 to 3 units	(4.1)%	(4.9)%	(4.4)%	(4.6)%	(5.1)%	(4.8)%
4 to 10 units	(5.4)%	(4.1)%	(3.8)%	(5.3)%	(5.3)%	(6.0)%
11 to 50 units	(3.2)%	(5.3)%	(4.4)%	(3.9)%	(6.4)%	(4.8)%
51 to 100 units	(8.7)%	(1.2)%	(3.5)%	(2.8)%	(5.3)%	(4.0)%
101 to 1,000 units	(2.5)%	(1.7)%	(1.7)%	(4.0)%	(5.0)%	(3.9)%
>1,000 units	(1.2)%	(4.0)%	(1.8)%	(1.7)%	1.1%	(0.2)%
Total	(2.0)%	(3.5)%	(2.1)%	(2.5)%	(1.3)%	(1.7)%
Account size ARPU
1 to 3 units	$14.86	$14.96	$14.98	$15.13	$15.12	$15.22
4 to 10 units	14.12	14.22	14.29	14.38	14.29	14.33
11 to 50 units	12	12.07	11.96	12.06	11.96	12.06
51 to 100 units	10.18	10.27	10.34	10.66	10.42	10.47
101 to 1,000 units	8.58	8.76	8.89	8.85	8.84	8.84
>1,000 units	7	7.11	7.11	7.17	7.19	7.23
Total	$8.06	$8.19	$8.23	$8.29	$8.33	$8.40
Cellular:
Number of activations	1,679	281	690	970	799	925
Revenue from cellular services (000's)	$278	$108	$129	$235	$163	$195

(a) Slight variations in totals are due to rounding.